EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Deb Thornton
(916) 218-4779
dthornton@daegis.com

DAEGIS INC. REPORTS FISCAL 2013
THIRD QUARTER FINANCIAL RESULTS

  Adjusted EBITDA of $1.2 million
  Cash flow from operations of $771,000
  Unveiled New Platform Brand: Daegis Edge

ROSEVILLE, Calif., – March, 7, 2013 – Daegis (NASDAQ: DAEG), an eDiscovery and information management company, today announced financial results for its fiscal 2013 third quarter, ended January 31, 2013.

Third quarter total revenue was $10.4 million, compared to $11.1 million in the third quarter of fiscal 2012. Electronic discovery revenue was $4.1 million, compared to $4.2 million in the comparable period last year. Revenue for the Company’s database, archive and migration business segment was $6.4 million, compared to $6.9 million in the comparable quarter last year.

Operating income for the third quarter was $367,000, compared to $604,000 in the third quarter of fiscal 2012. Adjusted EBITDA was $1.2 million, or 11% of revenue, compared to $1.6 million, or 15% of revenue, in the comparable quarter last year (see reconciliation table below regarding the presentation of Adjusted EBITDA and Non-GAAP net income).

Third quarter GAAP net loss was $65,000 or $0.01 loss per share, compared to GAAP net income of $53,000, or $0.00 per share, in the third quarter of fiscal 2012. Non-GAAP net income was $449,000, or $0.03 per share, compared to Non-GAAP net income of $757,000, or $0.05 per share, in the third quarter last year (see reconciliation table). The Company generated cash from operations of $771,000 during the third quarter.

Cash and cash equivalents at January 31, 2013 were $4.4 million, compared to $4.8 million reported at April 30, 2012. Total outstanding debt at January 31, 2013 was $18.2 million, compared to $21.3 million at April 30, 2012.

Commenting on results, Interim Chief Executive Officer Tim Bacci said, “As a result of optimizing the eDiscovery business coupled with a focus on developing leading-edge technology, we’re now positioned to meet or exceed our growth expectations. We’re seeing increased sales traction in our eDiscovery business with new client wins and an expanding sales pipeline. We unveiled a new brand for our eDiscovery platform, now known as Daegis Edge, and we delivered new functionality including integrated iterative search and analytics, access through mobile devices and support for big data environments. Our AXS-One archive business had an exceptionally strong quarter with new client and product wins and our latest product release has been well-received by customers. We executed consistent performance in the Gupta database and tools business, delivering a new version of our database and holding successful developer conferences. We are now focused on execution and are excited about the future potential of the business.”

Fiscal 2013 Nine-Months Financial Results

Total revenue for the first nine months of fiscal 2013 was $30.4 million, compared to $33.7 million for the same period of the prior year. GAAP net income for the first nine months was $344,000 or $0.00 per share, compared to a net loss of $931,000 or $0.08 loss per share in the nine-month period last year. Non-GAAP net income was $1.7 million, or $0.10 per share, compared to $3.0 million, or $0.18 per share for the first nine months of last year. Adjusted EBITDA for the first nine months was $4.0 million, compared to $5.8 million in the first nine months of fiscal 2012. For the nine-month period, the Company generated cash from operations of $2.0 million.

Investor Conference Call

Management will host a conference call today, March 7, 2013, at 2:00 p.m. PT (5:00 p.m. ET) to review the third quarter 2013 financial results. The call can be accessed by dialing (877) 941-1427 or (480) 629-9664 for international callers. Additionally, the conference call will be broadcast live on Daegis’ website at www.daegis.com. A replay of the call will be available through March 17, 2013 by dialing (800) 406-7325 or (303) 590-3030 for international callers and using the following passcode: 4595350#.

About Daegis Inc.

Daegis Inc. (NASDAQ: DAEG) is an eDiscovery and information management company, delivering eDiscovery, archiving software, data management tools, and migration solutions through its four businesses. The Daegis eDiscovery division delivers market-leading eDiscovery software through Daegis Edge, an end-to-end platform to manage the entire litigation lifecycle, and Acumen, our revolutionary predictive coding software. Our AXS-One archiving software helps corporations to preserve and manage electronic information for legal discovery and regulatory compliance. Our Gupta Technologies and Composer Technologies businesses serve customers around the globe with development tools, databases and application migration software. The Composer Solutions business helps state government agencies to modernize legacy applications through our automated migration solutions. Visit our websites to learn more.

Use of Non-GAAP Financial Information

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, Daegis uses certain Non-GAAP measures of financial performance. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned "Reconciliation of GAAP to Non-GAAP Net Income" and “Reconciliation of GAAP Operating Income to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

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DAEGIS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	April 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,436	$4,752
Accounts receivable, net	9,623	10,968
Prepaid expenses and other current assets	1,079	1,805
Total current assets	15,138	17,525

Property and equipment, net	2,122	2,827
Goodwill	11,706	11,706
Intangibles, net	7,536	8,690
Other assets, net	960	1,121
Total assets	$37,462	$41,869

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$553	$450
Current portion of long term debt	1,120	2,945
Accrued compensation and related expenses	2,397	2,465
Common stock warrant liability	266	569
Other accrued liabilities	1,215	819
Deferred revenue	6,392	8,412
Total current liabilities	11,943	15,660

Long term debt, net of current portion	17,094	18,306
Deferred tax liabilities	835	734
Other long term liabilities	1,079	1,148
Total liabilities	30,951	35,848

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock	2	2
Common stock	15	15
Additional paid-in capital	100,050	99,860
Accumulated other comprehensive income	299	341
Accumulated deficit	(93,855)	(94,197)
Total stockholders’ equity	6,511	6,021
Total liabilities and stockholders’ equity	$37,462	$41,869

DAEGIS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2013	2012	2013	2012
Revenues:
eDiscovery	$4,090	$4,159	$12,206	$15,714
Database, archive, and migration	6,350	6,910	18,217	17,944
Total revenues	10,440	11,069	30,423	33,658

Operating Expenses:
Direct costs of eDiscovery revenue	1,680	2,491	6,056	7,123
Direct costs of database, archive, and migration revenue	1,395	1,255	3,950	3,955
Product development	1,725	1,830	5,411	5,669
Selling, general and administrative	5,273	4,889	14,453	14,264
Gain on sale of intangible assets	—	—	(1,000)	—
Total operating expenses	10,073	10,465	28,870	31,011
Income from operations	367	604	1,553	2,647

Other income (expense):
Loss on extinguishment of debt	—	—	—	(2,166)
Gain from change in fair value of common stock warrant liability	31	34	303	636
Interest expense	(407)	(462)	(1,249)	(1,832)
Other, net	19	(93)	(90)	(66)
Total other income (expense)	(357)	(521)	(1,036)	(3,428)

Income (loss) before income taxes	10	83	517	(781)
Provision for income taxes	75	30	173	150
Net income (loss)	$(65)	$53	$344	$(931)

Income (loss) per share:
Basic	$(0.01)	$0.00	$0.00	$(0.08)
Diluted	$(0.01)	$0.00	$0.00	$(0.08)

Weighted-average shares used in computing income (loss) per share
Basic	14,718	14,713	14,718	14,657
Diluted	14,718	14,713	14,726	14,657

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2013	2012	2013	2012
GAAP income from operations	$367	$604	$1,553	$2,647

Amortization of intangible assets	384	508	1,153	1,632
Stock based compensation expenses	161	230	492	704
Depreciation	287	287	842	796
Total adjustments to GAAP income from operations	832	1,025	2,487	3,132

Adjusted EBITDA	$1,199	$1,629	$4,040	$5,779

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (In thousands, except per share data)

GAAP net income (loss)	$(65)	$53	$344	$(931)

Amortization of intangible assets and warrant discount	384	508	1,153	1,675
Stock based compensation expenses	161	230	492	704
Gain from change in fair value of common stock warrant liability	(31)	(34)	(303)	(636)
Loss on extinguishment of debt	—	—	—	2,166
Total adjustments to GAAP net loss	514	704	1,342	3,909

Non-GAAP net income	$449	$757	$1,686	$2,978

Non-GAAP diluted earnings per share	$0.03	$0.05	$0.10	$0.18

Weighted average shares used in computing earnings per share:
Diluted	16,399	16,448	16,393	16,109